SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (the **"Agreement"**) is made and entered into as of October 23, 2022 (the **"Effective Date"**) by and between Immune Therapeutics, Inc., a Florida corporation(**"Company"** or **"ITI"**), and Jack Brewer, an individual (**"Brewer"**). ITI and Brewer are each referred to herein as a "**Party**" and are collectively referred to herein as the **"Parties."**

Recitals:

A. Mr. Brewer has claimed that ITI owes him over $88,338.00 (the **"Alleged Amount Due"**) under the Independent Director's Agreement entered between ITI and him on August 20, 2018 (the **"Director's Agreement"**) for his services as a member ITI's Board of Directors (the **"Board"**) and under a promissory note ITI gave to him dated August 20, 2018 (the **"Promissory Note"**). Of that amount, he claims to be due $60,000 pursuant to the Director's Agreement and the remainder for principal, interest, and other charges due to him from ITI under the Promissory Note.

B. Mr. Brewer wishes to exercise the Common Stock Purchase Warrant dated August 20, 2018 that ITI issued to him (the **"Warrant"**), a copy of which, as originally issued, is attached hereto as Exhibit 1, to purchase all the shares of ITI common stock he is entitled to purchase under that Warrant. The Warrant, as amended following its original issuance, entitles Mr. Brewer to purchase a maximum of 500,000 shares of ITI common stock at an exercise price of $0.05, which equates to an aggregate exercise price of $25,000.00.

C. The Parties are entering into this Agreement to provide for the full discharge of ITI's obligations, if any, under Brewer's Director's Agreement and the Promissory Note (collectively, the **"Instruments"**) and the general release of all claims Mr. Brewer may have against ITI, including claims arising arise out of or related to the Instruments.

NOW THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged by each Party, and with each Party intending to be legally bound hereby, the Parties agree as follows:

Agreed Terms:

1. (a) By way of this Agreement, Brewer hereby discharges $25,000.00 of the Alleged Amount Due to him by ITI as payment for the exercise of the entirety of the Warrant and to purchase 500,000 Warrant Shares (as that term is described in the Warrant) of the Company pursuant to the Warrant for an aggregate exercise price of $25,000.00, and ITI hereby accepts such discharge by Brewer as payment for his exercise of the entirety of the Warrant and his purchase of 500,000 Warrant Shares pursuant to the terms of the Warrant for the aforementioned aggregate exercise price.

(b) On the date this Agreement is fully executed and each Party has delivered a copy of it as executed by that Party to the other Party, Mr. Brewer will be deemed to have delivered to ITI a full and proper Exercise Notice (as that term is defined in the Warrant): (i) electing to exercise the entirety of the Warrant and purchase 500,000 Warrant Shares of the Company

pursuant to the terms of the Warrant for an aggregate exercise price of $25,000.00, (ii) stating that payment for the exercise of the Warrant and the purchase of those 500,000 Warrant Shares is in the form of the discharge by Brewer, by way of Section 1(a) of this Agreement, of $25,000.00 of the Alleged Amount Due to him by ITI; and (iii) requesting ITI to issue a certificate or certificates representing said Warrant Shares in the name of Jack Brewer.

(c) For purposes of clarity, the Warrant Shares will be subject to the restrictions provided in the Warrant, including any requirement therein that the certificate or certificates for such Warrant Shares be stamped or imprinted with language providing that they have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and cannot be sold or otherwise transferred in the absence of an effective registration statement or an opinion of counsel reasonably satisfactory to ITI that such registration is not required.

2. No later than ten (10) business days following the date this Agreement is fully executed and each Party has delivered a copy of it as executed by that Party to the other Party, ITI will deliver to Mr. Brewer 63,338 shares of ITI common stock par value $0.0001 per share (the **"Category 1 Shares"**), provided, however, that ITI will not be obligated to deliver the Category 1 Shares to Brewer unless he has returned the accredited investor questionnaire appended hereto as Exhibit 2 (the **"Accredited Investor Questionnaire"**) to ITI fully completed and executed and he is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the **"Securities Act"**). ITI may elect, in its sole and absolute discretion, to issue or deliver the Category 1 Shares, or any number of them, to Brewer in book entry form in lieu of certificates. For purposes of clarity, the Category 1 Shares are different from the Warrant Shares.

(a) The Category 1 Shares are subject to the following restrictions:

(i) The Category 1 Shares are "restricted securities" as that term is defined by Rule 144 under the Securities Act and Brewer may only resell the Category 1 Shares in a transaction registered under the Securities Act or subject to an available exemption therefrom, and in accordance with any applicable state securities laws, and in the event of any such resale, ITI may require an opinion of counsel satisfactory to it;

(ii) The certificates, book entry or other form of notation representing the Category 1 Shares to be delivered by ITI to Brewer pursuant to this Agreement will be notated with a legend or designation substantially in the form of the language quoted below or in such other manner which communicates the sum and substance of the language quoted below:

> "THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.";

(iii) For the period commencing on the Effective Date and continuing and including the date that comes one (1) year after the day the Category 1 Shares are delivered to Brewer (the **"Lockup Period"**), Brewer will not: (i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a "**Transfer**") any Category 1 Share or otherwise publicly disclose the intention to do so, or (ii) establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Category 1 Shares (in each case within the meaning of Section 16a-1 of the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), and the rules and regulations thereunder) with respect to any Category 1 Share or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Category 1 Share, whether or not such transaction is to be settled by the delivery of Category 1 Shares, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so; and,

(iv) For the eighteen (18) month period commencing on the date that comes immediately after the date on which the Lockup Period expires (the **"Leak-Out Period"**), Brewer may not Transfer more than 3,166 Category 1 Shares in any 90-day period within the Leak-Out Period.

(c) Brewer acknowledges that the Category 1 Shares are being acquired solely for his own account and not as a nominee for any other party, and for investment, and that Brewer shall not Transfer any of the Category 1 Shares in violation of securities laws.

3. All of ITI's obligations under the Director's Agreement and Promissory Note, as well as the entirety of the Alleged Amount Due, are hereby fully satisfied and discharged.

4. With the exception of any claims for breach of this Agreement, Brewer, for himself and the other Brewer Releasors (as defined below), hereby releases, waives and forever discharges the ITI Releasees (as defined below) from all actions, claims, causes of action (whether in tort or contract), demands, invoices, warranties, damages, penalties, objections, promises, liabilities, suits, debts, dues, costs, expenses, accounts, covenants, reckonings, bills, controversies, agreements, injunctive relief, fees, variances, liens, extents, executions, obligations, rights to subrogation, rights to contribution, claims for attorney's fees, interest, expenses and costs, judgments and executions of any kind, in law admiralty or equity, in any kind of forum, and compensations of any nature whatsoever, and liabilities of any kind whatsoever, whether known or unknown, accrued, liquidated or unliquidated, suspected or unsuspected, contingent or

otherwise, that each of the Brewer Releasors, whether individually or collectively, or any of them, ever had, now has or have, or hereafter may have against each of the ITI Releasees, whether individually or collectively, or any of them, up to and including the Effective Date, including, without limitation, all claims the Brewer Releasors have against the ITI Releasees related to (i) the Director's Agreement, (ii) the Promissory Note, or (iii) the Warrant. The claims released by this Section 4 are referred to collectively as the **"Brewer Released Claims."** Notwithstanding the foregoing provisions of this Section 4, the general release of claims provided by this Section 4 does not include claims, if any, that Brewer may have under the federal Age Discrimination in Employment Act or analogous state or local laws or ordinances.

As used in this Agreement:

- The term **"ITI Releasees"** means ITI and its predecessors, parent companies, affiliated companies, successors, and assigns, and all of its and their respective past, present and future directors, officers, members, managers, employees, attorneys, representatives, and agents.

- The term **"Brewer Releasors"** each means Brewer and his representatives, executors, heirs, employees, attorneys, affiliates, and assigns, and all of its and their respective past, present and future directors, officers, members, managers, employees, attorneys, representatives, and agents.

5. (a) ITI agrees that it shall make no statements, remarks, or comments, orally or in writing, publicly or privately, to any third party that would constitute actionable defamation with regard to Brewer. Notwithstanding the foregoing provisions of this Section 5(a), ITI is not restricted (i) from providing information about Brewer to a court or governmental agency as required or permitted by applicable law or (ii) announcing that the Executive has resigned and separated from the Company.

(b) Brewer agrees that he shall make no statements, remarks, or comments, orally or in writing, publicly or privately, to any third party that would constitute actionable defamation with regard to, the Company, its predecessors, direct and indirect affiliates, related companies, or any of their current or former respective management, officers, directors, shareholders, members, employees, agents, or representatives, or any of their products, services, divisions, or the Company's business. Notwithstanding the foregoing provisions of this Section 5(b), Brewer is not restricted from providing information about any of the entities listed in this Section 4(b) to a court or governmental agency as required or permitted by applicable law.

6. ITI makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Brewer or made on his behalf under the terms of this Agreement. Brewer agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by ITI and any penalties or assessments thereon. Brewer further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Brewer's failure to pay or delayed

payment of, federal or state taxes, or (b) damages sustained by ITI by reason of any such claims, including attorneys' fees and costs.

7. (a) Brewer represents and warrants that, as of the date he has executed this Agreement, he: (i) knows of no pending lawsuits, claims, or actions that he or any of the Brewer Releasors has filed in his or its name or on behalf of any other person or entity against ITI or any of the ITI Releasees; (ii) has no knowledge that he or any of the Brewer Releasors intends to file a lawsuit, claim, or action against ITI or any of the ITI Releasees; (iii) there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims released in Section 4 of this Agreement and no authorization of a third-party is needed to release any of the claims released in Section 4; (iv) that he has not assigned, hypothecated, conveyed, transferred, or otherwise granted or given any interest in the claims, demands, damages, rights, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets and liabilities released under Section 4 of this Agreement; (v) he has read this Agreement and had the opportunity to consult with legal counsel of his own choosing before executing it; (vi) he understands the provisions of this Agreement, including the provisions whereby he releases claims against the ITI Releasees; (vii) that he is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act; and (viii) his answers to the Accredited Investor Questionnaire are true, accurate, and complete.

(b) ITI represents and warrants that as of the date it has executed this Agreement: (i) its undersigned representative has the authority to act on its behalf, execute this Agreement on its behalf, and legally bind it and all who may claim through it to the terms and conditions of this Agreement; (ii) it has read this Agreement and had the opportunity to consult with legal counsel of its own choosing before executing it; (iii) it understands the provisions of this Agreement.

(c) Each Party acknowledges to the other Party that neither the other Party nor any agent or attorney of the other Party has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Agreement concerning the subject matter hereof to induce it to execute this Agreement, and each of the Parties acknowledges that it has not executed this Agreement in reliance on any representation, promise, or warranty not contained herein.

8. All notices required under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, by email, or by facsimile delivery as follows: *If to ITI*: Immune Therapeutics Inc., 2431 Aloma Ave., Suite 124, Winter Park, Florida 32792, Attention: Kelly Wilson Chief Operations Officer, kelly.wilson@immunetherapeutics.com, (407) 794-6657 (fax), with a copy (which shall not constitute notice) to: Joseph D. Wilson, Esq., Bevilacqua PLLC, 1050 Connecticut Ave., N.W., Suite 500, Washington, DC 20036, jwilson@bevilacquapllc.com; *If to Brewer:* Jack Brewer, 9682 Clemmons St., Parkland, FL 33076, Jack.Brewer@thebrewergroup.com, with a copy (which shall not constitute notice) to: Brett Verona, Esq., The Verona Firm, PLLC, PO Box 18191, Tampa, FL 33679, Brett@theveronafirm.com; or to such other address as either of the Parties by notice to the

other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery.

9. This Agreement shall be deemed to have been made and delivered in the State of Florida and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida without regard to principles of conflicts of law thereof.

10. THE PARTIES AGREE THAT THE EXCLUSIVE FORUM FOR RESOLVING ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, OR ANY OF THE MATTERS HEREIN RELEASED SHALL BE BINDING ARBITRATION IN ORANGE COUNTY, FLORIDA BEFORE THE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. ("JAMS"), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES ("JAMS RULES"). IN ANY ARBITRATION TO RESOLVE ANY SUCH DISPUTE, THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF, AND THE ARBITRATOR SHALL ADMINISTER AND CONDUCT THE ARBITRATION IN ACCORDANCE WITH FLORIDA LAW AND SHALL APPLY SUBSTANTIVE AND PROCEDURAL FLORIDA LAW TO ANY SUCH DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH FLORIDA LAW, FLORIDA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION, SUBJECT TO A PARTY'S RIGHT, IF ANY, UNDER FLORIDA STATUTES § 682.10, § 682.13, OR § 682.14 OR 9 U.S.C. § 10 OR § 11 TO PETITION A COURT TO CLARIFY, VACATE, MODIFY, OR CORRECT THE AWARD. THE PARTIES AGREE THAT THE PREVAILING PARTY IN SUCH ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, OR ANY OF THE MATTERS HEREIN RELEASED RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND ANY AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

11. In the event that either Party brings an action to enforce or effect its rights under this Separation Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys' fees incurred in connection with such an action.

12. If at any time after the execution of this Agreement any provision of it shall be held by any court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be of no force and effect. The illegality, invalidity, or unenforceability of such provision shall have no effect upon, and shall not impair the legality, validity, or enforceability of, this Agreement or any other provision in it, provided, however, that:

(a) if Section 4 is held to be illegal, invalid, or unenforceable in whole or in part, Brewer agrees to promptly execute a legal, valid, and enforceable general release and waiver of claims in favor of ITI and the ITI Releasees equal in scope to the scope of the claims released in Section 4, and, in the event that such a legal, valid, and enforceable general release and waiver cannot be obtained, then Brewer and the other Brewer Releasors shall be deemed to have assigned, transferred, and conveyed the Brewer Released Claims to ITI.

13. The Parties have entered into this Agreement as a compromise and final settlement of matters relating to the Director's Agreement and the Promissory Note, and, therefore, this Agreement is not intended, and thus it shall not be construed, as an admission by any Party as to liability or wrongdoing of any kind, including breach of any of the Instruments.

14. The Parties agree to take all actions and to make, deliver, and/or sign any other documents and instruments that are necessary to carry out the terms, provisions, purpose, and intent of this Agreement.

15. The Parties intend that this Agreement be legally binding upon and shall inure to the benefit of each of them and their respective successors and assigns.

16. This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter of this Agreement. No modification of this Agreement shall be binding unless in writing and signed by each of the Parties hereto.

17. Each Party acknowledges that it has shared equally in the drafting of this Agreement. Therefore, should any provision of this Agreement require interpretation or construction, the court, judge, tribunal or other person or body interpreting or construing this Agreement shall not apply a presumption against one Party over the other Party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

18. The failure of any Party to this Agreement at any time to enforce any provision of this Agreement will in no way constitute or be construed as a waiver of such provision or of any other provision hereof, or in any way affect the validity of, or the right thereafter to enforce, each and every provision of this Agreement.

19. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that signatures by PDF or other electronic signatures (*e.g.*, those via DocuSign) to this Agreement are authentic and have the same force and effect as original, manual signatures.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties hereto have caused this Settlement Agreement and Release to be executed as of the Effective Date.

IMMUNE THERAPEUTICS, INC.:

DocuSigned by:

By: Kelly Wilson
419F2EDE4DAD439...

Name: Kelly Wilson
[Print]

Title: Chief Operating Officer

Date Signed: 10/25/2022

JACK BREWER:

DocuSigned by:

Signature: ____________
205A4D15E7AD4EB...

Date Signed: October 21, 2022

v.4

EXHIBIT 1

EXHIBIT B

FORM OF COMMON STOCK PURCHASE WARRANTS

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to purchase 5,000,000 (five-million) shares of Common Stock of Immune Therapeutics, Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

Issue Date: **8-20-2018**

Immune Therapeutics , Inc. a corporation organized under the laws of the State of Florida hereby certifies that, for value received, Jack Brewer or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) at any time commencing at any time after the Issue Date of this Warrant until August 19, 2023, but subject to Section 1.4 below, up to **5,000,000 (five-million)** fully paid and non-assessable shares of Common Stock (as hereinafter defined), $0.0001 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

The term "Common Stock" includes (i) the Company's common stock, par value $0.0001 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

The term "Company" shall include Immune Therapeutics, Inc. a Florida corporation, and any person or entity, which shall succeed, or assume the obligations of, Immune Therapeutics, Inc. hereunder.

The "Exercise Price" applicable under this Warrant shall be **$.005** per share.

The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the date hereof, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an

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original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2. Company Acknowledgment. In the event the Holder elects to purchase only a portion of the Common Stock available under the Warrants, the Company will, at the time of the exercise of this Warrant and upon the request of the holder hereof, acknowledge in writing the number of shares of Common Stock to which such holder shall continue to be entitled to purchase after such exercise and in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

1.3. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of this Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

1.4. Termination of Warrant. In the event the Warrants are not exercised within Five (5) years from the Issue Date, the right to exercise shall terminate.

2. Procedure for Exercise.

2.1. Delivery of Stock Certificates, Etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within Three (3) business days thereafter ("Warrant Share Delivery Date"), the Company shall, at its expense (including the payment by it of any applicable issue taxes), cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock to which such Holder shall be entitled on such exercise. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant.

2.2. Exercise. Payment must be made by the Holder by either cash by wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

3. Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1. Reorganization, Consolidation, Merger, Etc. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another person (other than a merger or consolidation of the Company in which the Company is the continuing entity and which does not result in any reorganization or reclassification of its outstanding Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another person, then, as a condition precedent to any such reorganization, reclassification, consolidation, merger, sale or conveyance, the Holder will be entitled to receive upon surrender of the

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Warrant to the Company (a) to the extent there are cash proceeds resulting from the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, in exchange for such Warrant, cash in an amount equal to the cash proceeds that would have been payable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, less the aggregate Exercise Price payable upon exercise of the Warrant, and (b) to the extent that the Holder would be entitled to receive Common stock (or Other Securities) (in addition to or in lieu of cash in connection with any such reorganization, reclassification, consolidation, merger, sale or conveyance), the same kind and amounts of securities or other assets, or both, that are issuable or distributable to the holders of outstanding Common Stock (or Other Securities) of the Company with respect to their Common Stock (or Other Securities) upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as would have been deliverable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance less an amount of such securities having a value equal to the aggregate Exercise Price payable upon exercise of the Warrant. (c) at no time will the holder's shares be reverse more than 10 to 1.

3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in Orlando, FL as trustee for the Holder (the "Trustee").

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 4).

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Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Common Stock.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any warrant agent of the Company (appointed pursuant to Section 10 hereof).

6. Reservation of Stock, Etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor's counsel (at the Company's expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (a) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and (b) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this limitation is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 4.99% of the then outstanding shares of Common Stock. As used herein, the term "**Affiliate**" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13(d)-(g) thereunder.

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10. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

13. Miscellaneous.

13.1. Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

13.2. No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1.1. So long as this Warrant is unexercised, this Warrant carries no voting rights and does not convey to the Holder any "control" over the Company, as such term may be interpreted by the SEC under the Securities Act or the Exchange Act, regardless of whether the price of the Company's Common Stock exceeds the Exercise Price.

13.3. Piggyback Registration Rights. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any shares of Common Stock by the Company for its own account or for the account of any shareholder of Common Stock other than the Holder (other than a registration statement on Forms S-8 or S-4, or any substitute forms that may be adopted by the SEC or any registration statement filed), then the Company shall give written notice of such proposed filing to the Holder as soon as practicable (but in no event less than 15 days before the anticipated filing date of such registration statement), and such notice shall offer the Holder the opportunity to register such number of Warrant Shares as the Holder may request (a "***Piggyback Registration***"). The Company shall include in each such Piggyback Registration all Warrant Shares requested to be included in the registration for such offering by written notice to the Company within 10 days of receipt of the Company's notice referred to above; *provided, however*, that the Company may at any time withdraw or cease proceeding with any such registration for its own account prior to effectiveness of such registration whether or not the Holder has elected to include any Warrant Shares in such registration. In addition, the Holder shall be permitted to withdraw all or part of the Warrant Shares from a Piggyback Registration at any time prior to the effective date thereof.

13.4. No Shorting. Holder agrees that so long as this Warrant remains unexercised in whole or in part, Holder will not enter into or effect any "short sale" of the common stock or hedging transaction which establishes a net short position with respect to the common stock of the Company. The Company acknowledges and agrees that as of the date of delivery to the Company of a fully and accurately completed Notice of Exercise, Holder immediately owns the common shares described in the Notice of Exercise and any sale of those shares issuable under such Notice of Exercise would not be considered short sales.

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13.5. Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, by a written assignment of this Warrant duly executed by the Holder or its agent or attorney. If necessary to obtain a new warrant for any assignee, the Company, upon surrender of this Warrant, shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and such new Warrants, for purposes of Rule 144, shall tack back to the original date of this Warrant. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued

13.6. Governing Law, Legal Proceedings. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF FLORIDA OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF FLORIDA. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.

13.7. Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

Immune Therapeutics, Inc.

____

By: Noreen Griffin, CEO

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Exhibit A

EXERCISE NOTICE

TO: IMMUNE THERAPEUTICS, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2.3, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2.3.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____

The Warrant Shares shall be delivered to the following DWAC Account Number:

____

____

____

(4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name: _______________________________

Date: _______________________________

_________ / _________

EXHIBIT 2

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Accredited Investor Questionnaire is to determine whether you, Jack Brewer (***"you,"*** and ***"your"***) are an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "***Act***"), in connection with your acquisition of the Category 1 Shares (as that term is defined in that certain Settlement Agreement and Release between you and Immune Therapeutics Inc. dated October 21, 2022. From time to time in this Accredited Investor Questionnaire, those Category 1 Shares may be referred to as the "***Investment***" and Immune Therapeutics Inc. may be referred to as the "***Issuer.***"

Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law. All information supplied will be treated in strict confidence. This Questionnaire may be provided to such parties as deemed appropriate by the Issuer to establish the availability of an exemption from registration under the Act and under state securities laws.

A. GENERAL INFORMATION

PLEASE ANSWER *EACH* QUESTION. (Please print or type.) If the answer to any question is "None" or "Not Applicable," please so state.

1. Name: ______________________________

2. Address: ______________________________
Number and street (no P.O. boxes)
____
City, state and zip code

B. ACCREDITED INVESTOR QUALIFICATION

The undersigned understands that the representations contained below are made for the purpose of qualifying him or her as an "accredited investor" as that term is defined in Regulation D of the General Rules and Regulations promulgated under the Act. The undersigned hereby represents that the statement or statements initialed below are true and correct in all respects. The undersigned understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against the undersigned for damages.

1. QUESTIONNAIRE FOR INDIVIDUALS

☐ The undersigned certifies that he or she is an "accredited investor" by virtue of being at least one of the following (CHECK ALL THAT ARE APPLICABLE):

____(1) I had individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse or spousal equivalent in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year.

____(2) My individual net worth, or joint net worth with my spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating net worth under this paragraph my primary residence is not included as an asset; indebtedness that is secured by my primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, is not included as a liability (except that if the amount

of such indebtedness outstanding at the time of purchase of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability); and indebtedness that is secured by my primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase of securities is included as a liability.

____(3) I am a director or executive officer of the Issuer.

____(4) I hold one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

☐ The undersigned is not an "accredited investor".

C. REPRESENTATIONS AND SIGNATURE

The undersigned hereby represents that all the information supplied in this Accredited Investor Questionnaire is true, correct and complete as of the date hereof. The undersigned understands that the answers to the questions submitted will be relied on by the Issuer in connection with the Investment. ***The undersigned agrees to notify the Issuer immediately of any change in the foregoing answers.***

Signature: ______________________________

Print Name: ____________________________

Date Signed: ___________________________